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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated October 4, 1996, except for the matter discussed in Note 1, Basis of Presentation, as to which the date is March 24, 1997, on our audit of the consolidated financial statements of Simulations Plus, Inc. and its subsidiary. We also consent to the reference to our firm under the caption "Experts."

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 23, 1997